UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Share Repurchase Program

On July 13, 2026, the Company issued a press release announcing that its Board of Directors (the “Board”) has authorized a share repurchase program of up to $50 million of the Company’s common stock. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Redemption of 6.50% Notes due 2026

On July 13, 2026, the Company issued a press release announcing that its Board has approved, and the Company has issued, a notice of redemption (the “Redemption Notice”) for all approximately $61.4 million aggregate principal amount outstanding of its 6.50% Senior Notes due 2026 (the “Notes”). A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events

Share Repurchase Program

On July 13, 2026, the Company announced that its Board of Directors has authorized a share repurchase program of up to $50 million of the Company’s common stock. The Company expects to begin repurchases following the filing of its Quarterly Report on Form 10-Q for the second quarter of 2026.

Under the program, the Company may repurchase shares from time to time in open-market transactions, in privately negotiated transactions, through block trades, or pursuant to trading plans established in accordance with Rule 10b5-1 and Rule 10b-18 under the Exchange Act, based on market conditions, share price, and other factors. The program does not obligate the Company to purchase any shares, has no fixed expiration date, and may be suspended or discontinued at any time. Repurchases under the program may also be subject to customary approvals from the Company's senior lenders under its credit facilities.

Redemption of 6.50% Notes due 2026

On July 13, 2026, Company issued the Redemption Notice for all approximately $61.4 million aggregate principal amount outstanding of the Notes, which were issued pursuant to an indenture, dated as of February 12, 2021, as supplemented by the First Supplemental indenture, dated as of February 12, 2021, and further supplemented by the Second Supplemental indenture, dated as of December 13, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Redemption”).

Pursuant to the Redemption Notice, on August 13, 2026 (the “Redemption Date”), the Company will redeem all Notes at a redemption price equal to 100% of the principal amount of such Notes (the “Redemption Price”) together with any make-whole amount and accrued and unpaid interest up to, but excluding, the Redemption Date. On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed and interest thereon will cease to accrue on and after the Redemption Date. Upon completion of the Redemption, no Notes will remain outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Share Repurchase Press Release dated July 13, 2026
99.2	Redemption of 6.50% Notes Press Release dated July 13, 2026
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

July 13, 2026	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Duly Authorized Representative)